As filed with the U.S. Securities and Exchange Commission on June 30, 2023.
Registration Statement No. 333-270047
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 3
TO
FORM F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Carbon Revolution Public Limited Company
(Exact name of registrant as specified in its charter)
Ireland	3714	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(IRS Employer
incorporation or organization)	Classification Code Number)	Identification Number)
Tel.: +353-1-920-1000
Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland
(Address, including zip code, and telephone number, including area code, of principal executive offices)
Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19711
(302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Jocelyn Arel Jeffrey A Letalien Goodwin Procter LLP 620 Eighth Avenue New York, New York 10018 Tel: (212) 813-8000	Alexander Mackinnon Herbert Smith Freehills 80 Collins St. Melbourne VIC 3000 Australia Tel: +61 3 9288 1234	Connor Manning Arthur Cox LLP Ten Earlsfort Terrace Dublin 2 D02 T380 Tel: +353 1 920-1000	Christian Nagler, P.C. Peter Seligson, P.C. Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Tel: (212) 446-4800
Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement and all other conditions to the proposed Business Combination described herein have been satisfied or waived.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
Carbon Revolution Public Limited Company is filing this Amendment No. 3 to its Registration Statement on Form F-4 (File No. 333-270047) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this Amendment No. 3 consists only of the facing page, this explanatory note, Item 21 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 21.	Exhibits and Financial Statement Schedules.
(a) Exhibits.
EXHIBIT INDEX
Exhibit No.	Description
2.1*[*]
Business Combination Agreement, dated as of November 29, 2022, by and among Twin Ridge Capital Acquisition Corp., Carbon Revolution Limited, Poppetell Limited and Poppettell Merger Sub (included as Annex A to the proxy statement/prospectus).

2.2*[*]
Scheme Implementation Deed, dated as of November 30, 2022, by and among Carbon Revolution Limited, Twin Ridge Capital Acquisition Corp. and Poppetell Limited (included as Annex B to the proxy statement/prospectus).

3.1*	Memorandum and Articles of Association of Carbon Revolution Public Limited Company (formerly known as Poppetell Limited).
3.2*
Form of the Amended and Restated Memorandum and Articles of Association of Carbon Revolution Public Limited Company (formerly known as Poppetell Limited and Carbon Revolution Limited) (included as Annex C to the proxy statement/prospectus).

4.1*	Specimen Ordinary Shares Certificate of Carbon Revolution Public Limited Company (formerly known as Poppetell Limited).
4.2*	Specimen Warrant Certificate of Carbon Revolution Public Limited Company (formerly known as Poppetell Limited).
4.3*
Warrant Agreement, dated March 3, 2021, by and among Twin Ridge Capital Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 of Twin Ridge Capital Acquisition Corp.’s Form 8-K, filed with the SEC on March 9, 2021).

4.4
Form of Assignment and Assumption Agreement between Twin Ridge Capital Acquisition Corp., Carbon Revolution Public Limited Company (formerly known as Poppetell Limited), Computershare Inc. and Computershare Trust Company, N.A.

4.5	Form of Warrant Amendment Agreement between Twin Ridge Capital Acquisition Corp., Continental Stock Transfer & Trust Company, Computershare Inc. and Computershare Trust Company, N.A.
5.1	Opinion of Arthur Cox LLP.
5.2*	Opinion of Goodwin Procter LLP.
8.1*	Tax Opinion of Kirkland & Ellis LLP.
10.1*
Letter Agreement, dated March 3, 2021, by and among Twin Ridge Capital Acquisition Corp., Barclays Capital Inc. and Evercore Group, LLC (incorporated by reference to Exhibit 10.4 of Twin Ridge Capital Acquisition Corp.’s Form 8-K, filed with the SEC on March 9, 2021).

10.2*[*]
Sponsor Side Letter, dated as of November 29, 2022, by and among Twin Ridge Capital Sponsor, LLC, Twin Ridge Capital Sponsor Subsidiary, LLC, the independent directors party thereto, the other insiders party thereto, Twin Ridge Capital Acquisition Corp., Carbon Revolution Limited, and Poppetell Limited (included as Annex E to the proxy statement/prospectus).

10.3†*
Proceeds Disbursing and Security Agreement, dated May 23, 2023 by and among UMB Bank, N.A., as trustee and disbursing Agent, Newlight Capital LLC, as servicer, collateral agent and security trustee and Carbon Revolution Operations PTY LTD.

10.4#*	Form of Equity Incentive Plan (included as Annex F to the proxy statement/prospectus).
10.5#†*	Service Agreement with Jacob Dingle, dated March 14, 2017.
10.6#†*	Service Agreement with Gerard Buckle, dated August 7, 2019.
10.7#*	Form of Voluntary Escrow Deed (included as Annex G to the proxy statement/prospectus).
10.8#*	Form of Indemnification Agreement between Carbon Revolution Public Limited Company and each of its directors and officers.
21.1*	List of Subsidiaries of Carbon Revolution Public Limited Company (formerly known as Poppetell Limited).
II-1

Exhibit No.	Description
23.1*	Consent of Deloitte Touche Tohmatsu.
23.2*	Consent of Marcum LLP.
24.1	Consent of Arthur Cox LLP (included in Exhibit 5.1).
24.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.2).
24.3*	Power of Attorney (included on the signature page hereto).
99.1	Form of Preliminary Proxy Card.
99.2*	Consent of Mark Bernhard.
99.3*	Consent of Lucia Cade.
99.4*	Consent of James Douglas.
99.5*	Consent of Dale McKee.
99.6*	Consent of Craig-Hallum Capital Group LLC.
107*	Filing Fee Table.
*	Previously filed
#	Management contract or compensatory plan or arrangement.
†	Portions of this exhibit (indicated by asterisks) have been omitted in accordance with the rules of the SEC.
[*]
Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). Carbon Revolution agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

II-2

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Geelong, Australia, on June 30, 2023.
Carbon Revolution Public Limited Company

By:	/s/ Jacob Dingle
Name:	Jacob Dingle
Title:	Director and Principal Executive Officer
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following on the dates indicated.
Signature	Title	Date

/s/ Jacob Dingle	Chief Executive Officer and Director (Principal Executive Officer)	June 30, 2023
Jacob Dingle

*	Chief Financial Officer (Principal Financial and Accounting Officer)	June 30, 2023
Gerard Buckle

*	Director	June 30, 2023
Ronan Donohoe

*	Director	June 30, 2023
Rolando Ebuna
*By:	/s/ Jacob Dingle
Name:	Jacob Dingle
Title:	Attorney-in-Fact
AUTHORIZED REPRESENTATIVE
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Carbon Revolution Public Limited Company, has signed this registration statement in the United States on June 30, 2023.
By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director